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                                                                Exhibit 21


                                   CRANE CO.
                             EXHIBIT C TO FORM 10-K
               ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1996


                           SUBSIDIARIES OF REGISTRANT


      The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. All of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements. The names of several other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary. Subsidiaries of subsidiaries are indicated by indentation.



            Cochrane Inc.                        Delaware
            Crane Australia Pty., Limited        Australia
            Crane Canada Inc.                    Canada
            Crane Limited                        Great Britain
            Crane Pumps & Systems, Inc.          Delaware
            Dyrotech Industries, Inc.            Delaware
            ELDEC Corporation                    Delaware
            Hydro-Aire, Inc.                     California
            Huttig Sash & Door Company           Delaware
            Interpoint Corporation               Washington
            Kemlite Company, Inc.                Delaware
            Mark Controls Corporation            Delaware
            Azonix Corporation                   Massachusetts
            Barksdale, Inc.                      Delaware
            Dynalco Controls Corporation         Delaware
            Barksdale Control Product GmbH       Germany
            Powers Process Controls Limited      Canada
            Mark Controls Norway A/S             Norway
            Westad Industri A/S                  Norway
            Crane, GmbH                          Germany
            National Rejectors, Inc. GmbH        Germany
            Ferguson Machine Company, S.A.       Belgium
            Unidynamics/St. Louis, Inc.          Delaware
            Unidynamics/Phoenix, Inc.            Delaware